Exhibit 99.1
NEWS RELEASE

35 m+

FOR IMMEDIATE RELEASE

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

•
Grew 1Q26 sales to $228 million, up 23% on a pro forma basis for the divestiture of Custom Fluidpower ("CFP") and foreign exchange (FX) impact; Electronics +29% and Hydraulics +19% pro forma and FX
•
Expanded 1Q26 gross margin to 32.8% or 220 bps over prior year period driven by volume, segment mix, and cost efficiencies from in region production optimization
•
Delivered 1Q26 diluted EPS of $0.59 up 168% and adjusted diluted EPS of $0.80, up 82% over prior year period
•
Generated a first quarter record of $24 million in cash from operations and $17 million free cash flow
•
Reduced net-debt-to-adjusted EBITDA leverage ratio to 1.6x, lowest since 1Q18, down from 2.7x in the prior-year period; Net debt of $284 million, lowest since 3Q20
•
Enhanced return to shareholders with 33% increase in 1Q26 dividend; Reached over 29 years in a row of consistent cash dividend payments; Repurchased $4.6 million of Company's common stock in 1Q26
•
Raising the 2026 outlook for sales and EPS; Initiating strong 2Q26 outlook with continued year-over-year improvements expected

SARASOTA, FL, May 11, 2026 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology, today reported financial results for the first quarter ended April 4, 2026.

“We started 2026 with another strong quarter, extending the performance we built last year and reflecting the strength of our global team across all regions, along with disciplined execution in both business segments. I want to thank our colleagues around the world for delivering an outstanding start to the year. Notably, the Company delivered one of the highest sales quarters in its 56-year history, while Enovation Controls achieved a record quarter. These results reflect our accelerated pace of innovation and the go-to-market initiatives we have been advancing over the past year. Importantly, this performance was delivered against a backdrop of continued geopolitical volatility and limited recovery across our end markets,” said Sean Bagan, President & Chief Executive Officer of Helios.

“As we look ahead, Helios is well positioned to build on this strong start to the year and advance The CORE Strategy and 2030 financial targets. Our focus remains on executing against our key priorities—converting our growing sales funnel into new business wins, institutionalizing innovation, and driving operational excellence across our global footprint. At the same time, we will maintain a strong value-creation mindset through thoughtful capital allocation. Supported by our customer-centric approach and expanding pipeline of innovative products, these actions position us to execute very well across a range of macro environments, as exemplified by our first quarter results,” he concluded.

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

May 11, 2026 Page 2 of 15

Hydraulics Segment Summary

(Refer to sales by geographic region and segment data in accompanying tables)

Hydraulics	For The Three Months Ended
($ in millions) (Unaudited)	April 04, 2026	March 29, 2025	Change		% Change
Net sales
Americas	$56.7	$49.9	$6.8		14%
EMEA	49.2	37.9	11.3		30%
APAC	33.3	38.6	(5.3)		(14%)
Total segment sales	$139.2	$126.4	$12.8		10%
Gross profit	$44.3	$37.4	$6.9		18%
Gross margin	31.8%	29.6%	220	bps
SEA expenses	$20.9	$20.0	$0.9		4%
Operating income	$23.4	$17.4	$6.0		34%
Operating margin	16.8%	13.8%	300	bps

General note: items may not sum or recalculate due to rounding

Electronics Segment Summary

(Refer to sales by geographic region and segment data in accompanying tables)

Electronics	For The Three Months Ended
($ in millions) (Unaudited)	April 04, 2026	March 29, 2025	Change		% Change
Net sales
Americas	$72.0	$56.7	$15.3		27%
EMEA	8.6	6.2	2.4		39%
APAC	8.6	6.2	2.4		39%
Total segment sales	$89.2	$69.1	$20.1		29%
Gross profit	$30.6	$22.5	$8.1		36%
Gross margin	34.3%	32.6%	170	bps
SEA expenses	$16.4	$14.5	$1.9		13%
Operating income	$14.2	$8.0	$6.2		78%
Operating margin	15.9%	11.6%	430	bps

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

May 11, 2026 Page 3 of 15

First Quarter 2026 Consolidated Results

	For The Three Months Ended
($ in millions, except per share data) (Unaudited)	April 04, 2026	March 29, 2025	Change		% Change
Net sales	$228.4	$195.5	$32.9		17%
Gross profit	$74.9	$59.9	$15.0		25%
Gross margin	32.8%	30.6%	220	bps
Operating income	$29.9	$17.0	$12.9		76%
Operating margin	13.1%	8.7%	440	bps
Non-GAAP adjusted operating margin*	16.7%	13.4%	330	bps
Net income	$19.7	$7.3	$12.4		170%
Diluted EPS	$0.59	$0.22	$0.37		168%
Non-GAAP net income*	$26.6	$14.8	$11.8		80%
Diluted non-GAAP EPS*	$0.80	$0.44	$0.36		82%
Adjusted EBITDA*	$46.5	$33.8	$12.7		38%
Adjusted EBITDA margin*	20.4%	17.3%	310	bps

General note: items may not sum or recalculate due to rounding

* Adjusted numbers are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Raising Full Year 2026 and Establishing Second Quarter 2026 Outlook1

Jeremy Evans, Executive Vice President, Chief Financial Officer, commented, “We have started the year with solid execution in the first quarter against our 2026 financial priorities. We grew sales 23% on a pro forma basis, expanded margins, and realized significant earnings per share accretion compared to the prior year. We continue returning capital to shareholders, highlighted by a 33% increase in our dividend and additional share repurchases. Due to our strong first quarter results, combined with improved visibility into the second quarter, we are raising the full year outlook for sales and earnings per share, reflecting expected year-over-year sales growth even at the bottom end of the range. This will be impressive performance considering the divestiture of CFP last year. We remain focused on operational execution and investing in high-return opportunities, positioning Helios for continued earnings growth and long-term value creation."

The following provides the Company’s expectations for 2026 as of May 11, 2026. This assumes constant currency, based on ending first quarter 2026 foreign exchange rates.

	Prior FY26 Outlook	New FY26 Outlook	2Q26 Outlook
Sales	$820 to $860 million	$840 to $870 million	$227 to $232 million
Adjusted EBITDA margin	19.5% to 21.0%	19.5% to 21.0%	20.0% to 21.0%
Adjusted Diluted EPS	$2.60 to $2.90	$2.75 to $3.00	$0.78 to $0.83

1 Reference "First Quarter 2026 Earnings Presentation" slides for details and assumptions.

Forward-looking adjusted EBITDA margin and adjusted diluted EPS represent Non-GAAP financial measures. The Company has presented the comparable GAAP figures in the table above. See comments on reconciliation of forward-looking non-GAAP financial

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

May 11, 2026 Page 4 of 15

measures in the Forward-Looking Information included in this release describing the safe harbor provided within the meaning of Section 21E of the Securities Exchange Act of 1934.

Webcast

The Company will host a conference call and webcast tomorrow, Tuesday, May 12, 2026, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 1:00 p.m. ET on the day of the call through
Tuesday, May 26, 2026. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13759582. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology, providing premium products that ensure safety, reliability, and seamless connectivity to diverse end markets including agriculture, construction, data centers, energy, health and wellness, industrial, marine, material handling, and recreational vehicles. Helios sells its products to customers in over 80 countries around the world. Its strategy is to be a diversified, customer-centric global enterprise distinguished by innovation, operational speed, and a high-performance culture. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios,” the “Company,” "we," "us," or "our"), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, and improving margins, including its intention to develop new products and undertake acquisitions and divestitures; (ii) the effectiveness of creating the Centers of Excellence; (iii) its financial plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the Company’s ability to declare and pay dividends; (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of the cyclical nature of the business; and (viii) the Company's ability to mitigate the impacts of changes in trade policy on our business. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guarantees of future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) the Company’s ability to respond to global economic trends and changes in customer demand domestically and internationally, including as a result of standardization and the cyclical nature of our business, which can adversely affect the demand for capital goods; (ii) supply chain disruption and the potential inability to

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

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procure goods; (iii) conditions in the capital markets, including the interest rate environment and the continued availability of capital on terms acceptable to us, or at all (or hyperinflation); (iv) global and regional economic and political conditions, including trade policy, tariffs and other trade barriers, inflation, exchange rates, changes in the cost or availability of energy, transportation, the availability of other necessary supplies and services and recession; (v) changes in the competitive marketplace that could affect the Company’s revenue and/or cost basis, such as increased competition, lack of qualified engineering, marketing, management or other personnel and increased labor and raw materials costs; (vi) risks related to health epidemics, pandemics and similar outbreaks, which may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vii) risks related to our international operations, including the potential impact from the ongoing geopolitical conflicts in Ukraine and the Middle East; (viii) risks related to our recent management transitions; (ix) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (x) stakeholders’, including regulators’, views regarding our environmental, social and governance goals and initiatives, and the impact of factors outside of our control on such goals and initiatives. Further information relating to additional factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended January 3, 2026, filed with the Securities and Exchange Commission (SEC) on March 3, 2026, as well as any subsequent filings with the SEC.

Helios has presented Non-GAAP measures including adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, adjusted free cash flow, adjusted free cash flow conversion, sales in constant currency, and pro-forma sales. Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. The determination of the amounts that are excluded from these Non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. Please carefully review the Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies.

This news release also presents forward-looking statements regarding Non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted diluted earnings per share. The Company is unable to present a quantitative reconciliation of these forward-looking Non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2026 financial results. These Non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:

Tania Almond

Vice President, Investor Relations and Corporate Communication

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski

Alliance Advisors IR

(716) 843-3908

dpawlowski@allianceadvisors.com

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

May 11, 2026 Page 6 of 15

Financial Tables Follow:

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For The Three Months Ended
	April 04, 2026	March 29, 2025	% Change
Net sales	$228.4	$195.5	17%
Cost of sales	153.5	135.6	13%
Gross profit	74.9	59.9	25%
Gross margin	32.8%	30.6%

Selling, engineering and administrative expense	37.4	34.6	8%
Amortization of intangible assets	7.6	8.3	(8)%
Operating income	29.9	17.0	76%
Operating margin	13.1%	8.7%

Interest expense, net	5.1	7.4	(31)%
Foreign currency transaction loss, net	(0.6)	0.1	(700)%
Other non-operating (income) expense, net	(0.2)	-	-%
Income before income taxes	25.6	9.5	169%
Income tax provision	5.9	2.2	168%
Net income	$19.7	$7.3	170%

Net income per share:
Basic	$0.60	$0.22	173%
Diluted	$0.59	$0.22	168%

Weighted average shares outstanding:
Basic	33.1	33.3
Diluted	33.3	33.4

Dividends declared per share	$0.12	$0.09

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

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HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

	April 04, 2026	January 03, 2026
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$64.2	$73.0
Accounts receivable, net of allowance for credit losses of $1.8 and $1.4	137.5	116.0
Inventories, net	190.9	188.6
Income taxes receivable	9.4	15.4
Other current assets	24.9	21.9
Total current assets	426.9	414.9
Property, plant and equipment, net	206.6	206.6
Deferred income taxes	1.9	1.9
Goodwill	493.4	498.1
Other intangible assets, net	359.2	369.9
Other assets	23.7	23.1
Total assets	$1,511.7	$1,514.5
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$86.9	$75.6
Accrued compensation and benefits	18.8	23.3
Other accrued expenses and current liabilities	27.7	23.0
Current portion of long-term non-revolving debt, net	-	5.4
Dividends payable	4.0	3.0
Income taxes payable	12.1	12.9
Total current liabilities	149.5	143.2
Revolving lines of credit	103.7	105.5
Long-term non-revolving debt, net	244.8	256.2
Deferred income taxes	51.9	52.4
Other noncurrent liabilities	25.4	25.7
Total liabilities	575.3	583.0
Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.001, 2.0 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100.0 shares authorized,
33.5 and 33.4 shares issued; 33.1 and 33.1 outstanding at April 04, 2026 and January 03, 2026, respectively	-	-
Capital in excess of par value	445.3	442.9
Treasury stock, at cost, 0.4 and 0.3 shares, respectively	(18.3)	(13.6)
Accumulated other comprehensive loss	(45.4)	(36.9)
Retained earnings	554.8	539.1
Total shareholders’ equity	936.4	931.5
Total liabilities and shareholders’ equity	$1,511.7	$1,514.5

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

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HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For The Three Months Ended
	April 04, 2026	March 29, 2025
Cash flows from operating activities:
Net income	$19.7	$7.3
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	15.1	16.0
(Gain) on sale of business, net of CTA loss	(0.4)	-
Stock-based compensation expense	2.1	1.5
Amortization of debt issuance costs	0.2	0.2
Benefit for deferred income taxes	(0.4)	(0.7)
Other, net	0.6	1.3
(Increase) decrease in, net of acquisitions:
Accounts receivable	(22.4)	(15.3)
Inventories	(3.7)	1.1
Income taxes receivable	6.0	0.3
Other current assets	(3.3)	6.3
Other assets	(0.9)	(0.1)
Increase (decrease) in, net of acquisitions:
Accounts payable	11.8	4.8
Accrued expenses and other liabilities	(0.4)	(5.2)
Income taxes payable	(0.8)	2.2
Other noncurrent liabilities	0.7	(0.7)
Net cash provided by operating activities	23.9	19.0
Cash flows from investing activities:
Capital expenditures	(6.7)	(6.1)
Business divestiture proceeds	0.4	-
Software development costs	(0.9)	(0.7)
Net cash used in investing activities	(7.2)	(6.8)
Cash flows from financing activities:
Borrowings on revolving credit facilities	33.5	14.3
Repayment of borrowings on revolving credit facilities	(33.5)	(18.1)
Repayment of borrowings on long-term non-revolving debt	(16.9)	(4.0)
Proceeds from stock issued	0.5	0.5
Treasury stock purchases	(4.6)	-
Dividends paid to shareholders	(3.0)	(3.0)
Payment of employee tax withholding on equity award vestings	(0.2)	(0.5)
Other financing activities	(0.6)	(0.5)
Net cash used in financing activities	(24.8)	(11.3)
Effect of exchange rate changes on cash and cash equivalents	(0.7)	0.9
Net (decrease) increase in cash and cash equivalents	(8.8)	1.8
Cash and cash equivalents, beginning of period	73.0	44.1
Cash and cash equivalents, end of period	$64.2	$45.9

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

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HELIOS TECHNOLOGIES

SEGMENT DATA

(In millions)

(Unaudited)

	For The Three Months Ended
	April 04, 2026	March 29, 2025
Net sales:
Hydraulics	$139.2	$126.4
Electronics	89.2	69.1
Consolidated	$228.4	$195.5

Gross profit and margin:
Hydraulics	$44.3	$37.4
	31.8%	29.6%
Electronics	30.6	22.5
	34.3%	32.6%
Consolidated	$74.9	$59.9
	32.8%	30.6%

Operating income (loss) and margin:
Hydraulics	$23.4	$17.4
	16.8%	13.8%
Electronics	14.2	8.0
	15.9%	11.6%
Corporate and other	(7.7)	(8.4)
Consolidated	$29.9	$17.0
	13.1%	8.7%

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

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HELIOS TECHNOLOGIES

Net Sales by Geographic Region and Segment

(In millions)

(Unaudited except for full year 2025)

	2026
	Q1	% Change y/y
Americas:
Hydraulics	$56.7	14%
Electronics	72.0	27%
Consol. Americas	128.7	21%
% of total	57%
EMEA:
Hydraulics	$49.2	30%
Electronics	8.6	39%
Consol. EMEA	57.8	31%
% of total	25%
APAC:
Hydraulics	$33.3	(14%)
Electronics	8.6	39%
Consol. APAC	41.9	(6%)
% of total	18%
Total	$228.4	17%

	2025
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	Full Year	% Change y/y
Americas:
Hydraulics	$49.9	(11%)	$54.2	(9%)	$53.7	3%	$58.4	13%	$216.3	(1%)
Electronics	56.7	(2%)	53.7	(7%)	60.5	19%	65.0	32%	235.9	9%
Consol. Americas	106.6	(6%)	107.9	(8%)	114.2	11%	123.4	22%	452.2	4%
% of total	55%		51%		52%		59%		54%
EMEA:
Hydraulics	$37.9	(17%)	$46.1	8%	$41.2	12%	$43.3	35%	$168.5	7%
Electronics	6.2	(5%)	8.5	(6%)	9.8	49%	5.7	21%	30.1	13%
Consol. EMEA	44.1	(15%)	54.6	5%	51.0	18%	49.0	33%	198.6	8%
% of total	23%		26%		23%		23%		24%
APAC:
Hydraulics	$38.6	(6%)	$40.6	(6%)	$46.4	14%	$30.4	(15%)	$156.0	(3%)
Electronics	6.2	24%	9.4	27%	8.7	12%	7.9	32%	32.2	23%
Consol. APAC	44.8	(3%)	50.0	(2%)	55.1	14%	38.3	(8%)	188.2	1%
% of total	23%		23%		25%		18%		22%
Total	$195.5	(8%)	$212.5	(3%)	$220.3	13%	$210.7	17%	$839.0	4%

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

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HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income & Non-GAAP Adjusted Operating Margin RECONCILIATION

(In millions)

(Unaudited)

	For The Three Months Ended
	April 04, 2026	Margin	March 29, 2025	Margin
GAAP operating income	$29.9	13.1%	$17.0	8.7%
Acquisition-related amortization of intangible assets	7.6	3.3%	8.3	4.2%
Acquisition, divestiture, and financing-related expenses	0.1	0.0%	-	0.0%
Restructuring charges	0.5	0.2%	0.3	0.2%
Officer transition costs	-	0.0%	-	0.0%
Goodwill Impairment	-	0.0%	-	0.0%
Other	-	0.0%	0.6	0.3%
Non-GAAP adjusted operating income	$38.1	16.7%	$26.2	13.4%
GAAP operating margin	13.1%		8.7%
Non-GAAP adjusted operating margin	16.7%		13.4%
Net sales	$228.4		$195.5

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

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Non-GAAP Adjusted EBITDA & Non-GAAP Adjusted EBITDA Margin RECONCILIATION

(In millions)

(Unaudited)

	For The Three Months Ended
	April 04, 2026	Margin	March 29, 2025	Margin
Net income	$19.7	8.6%	$7.3	3.7%
Interest expense, net	5.1	2.2%	7.4	3.8%
Income tax provision	5.9	2.6%	2.2	1.1%
Depreciation and amortization	15.1	6.6%	16.0	8.2%
EBITDA	$45.8	20.1%	$32.9	16.8%
Acquisition, divestiture, and financing-related expenses	0.1	0.0%	-	0.0%
Restructuring charges	0.5	0.2%	0.3	0.2%
Officer transition costs	-	0.0%	-	0.0%
Goodwill Impairment	-	0.0%	-	0.0%
(Gain) on sale of business - net of CTA loss	(0.4)	-0.2%	-	0.0%
Forward contract losses	-	0.0%	-	0.0%
Change in fair value of contingent consideration	-	0.0%	-	0.0%
Other	0.5	0.2%	0.6	0.3%
Adjusted EBITDA	$46.5	20.4%	$33.8	17.3%
GAAP net income margin	8.6%		3.7%
EBITDA margin	20.1%		16.8%
Adjusted EBITDA margin	20.4%		17.3%
Net sales	$228.4		$195.5

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

May 11, 2026 Page 13 of 15

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Net Income & Non-GAAP Adjusted Net Income Per Diluted Share RECONCILIATION

(In millions)

(Unaudited)

	For The Three Months Ended
	April 04, 2026	Per Diluted Share	March 29, 2025	Per Diluted Share
GAAP net income	$19.7	$0.59	$7.3	$0.22
Amortization of intangible assets	8.2	0.25	8.7	0.26
Acquisition, divestiture, and financing-related expenses	0.1	-	-	-
Restructuring charges	0.5	0.01	0.3	0.01
(Gain) on sale of business, net of CTA loss	(0.4)	(0.01)	-	-
Other	0.5	0.02	0.6	0.02
Tax effect of above	(2.0)	(0.06)	(2.1)	(0.06)
Non-GAAP Adjusted net income	$26.6	$0.80	$14.8	$0.44
GAAP net income per diluted share	$0.59		$0.22
Non-GAAP Adjusted net income per diluted share	$0.80		$0.44

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

May 11, 2026 Page 14 of 15

HELIOS TECHNOLOGIES

Pro Forma Non-GAAP Net Sales Growth RECONCILIATION

(In millions)

(Unaudited)

	For The Three Months Ended
	April 04, 2026
	Hydraulics	Electronics	Consolidated
Net sales	$139.2	$89.2	$228.4
Impact of foreign currency translation *	(5.3)	(0.3)	(5.6)
Net sales in constant currency	$133.9	$88.9	$222.8

Net sales growth	12.8	20.1	32.9
% Change y/y	10%	29%	17%
Growth in constant currency	7.5	19.8	27.3
% Change y/y	6%	29%	14%
Pro forma growth in constant currency	21.7	19.8	41.5
% Change y/y	19%	29%	23%

* The impact from foreign currency translation is calculated by translating current period activity at average prior period exchange rates.

	For The Three Months Ended
	March 29, 2025
	Hydraulics	Electronics	Consolidated
Net sales	$126.4	$69.1	$195.5
Less: divestiture of CFP	(14.2)	-	(14.2)
Pro forma net sales	$112.2	$69.1	$181.3

General note: items may not sum or recalculate due to rounding

Helios Technologies Reports First Quarter 2026 Results that Exceeded Outlook with Sales Growth of 17% & Accelerated Earnings Growth Over the Prior Year

May 11, 2026 Page 15 of 15

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In millions)

(Unaudited)

	As of	As of
	April 04, 2026	March 29, 2025
Current portion of long-term non-revolving debt, net	-	16.1
Revolving lines of credit	103.7	150.3
Long-term non-revolving debt, net	244.8	279.2
Total debt	348.5	445.6
Less: cash and cash equivalents	64.2	45.9
Net debt	284.2	399.7
TTM adjusted EBITDA	173.4	149.7
Ratio of net debt to TTM adjusted EBITDA	1.6	2.7

General note: items may not sum or recalculate due to rounding

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:

Adjusted operating income, adjusted operating margin, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, adjusted net income, adjusted net income per diluted share, sales in constant currency and pro forma sales are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing these specific Non-GAAP figures are important for investors and other readers of Helios financial statements, as they are used as analytical indicators by Helios management to better understand operating performance. These Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for GAAP. Please carefully review the attached Non-GAAP reconciliations to the most directly comparable GAAP measures and the related additional information provided throughout. Because these metrics are Non-GAAP measures and are thus susceptible to varying calculations, these figures, as presented, may not be directly comparable to other similarly titled measures used by other companies. The Company does not provide a reconciliation of forward-looking Non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share disclosed above in our 2025 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the Non-GAAP financial measures in future periods.